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                                EXHIBIT 23(H)(2)
                       ADMINISTRATIVE SERVICES AGREEMENT




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                               IDEX MUTUAL FUNDS

                       ADMINISTRATIVE SERVICES AGREEMENT

         This Agreement is entered into as of July 1, 2002 by IDEX Mutual Funds (the "Fund"), a Massachusetts business trust, and AEGON/Transamerica Fund Services, Inc. ("ATFS"), a Florida corporation.

         WHEREAS, the Fund is a diversified, open-end management investment company consisting of separate series or investment portfolios (the "Portfolios" or "Portfolio");

         WHEREAS, ATFS is an administrative services company located at 570 Carillon Parkway, St. Petersburg, Florida, 33716, and is a wholly-owned subsidiary of Western Reserve Life Assurance Co. of Ohio;

         WHEREAS, the Fund seeks to engage ATFS to furnish the Fund with administrative services to assist the Fund in carrying out certain of its functions and operations;

         WHEREAS, ATFS desires to provide administrative services to the Fund, in accordance with the terms of this Agreement; and

         WHEREAS, it is the purpose of this Agreement to express the mutual agreement of the parties hereto with respect to the services to be provided by ATFS to the Fund and the terms and conditions under which such services will be rendered;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                  1. ADMINISTRATIVE SERVICES PROVIDED. ATFS shall provide supervisory and administrative services to each Portfolio of the Fund. Subject to the overall supervision of the Board of Trustees of the Fund, ATFS shall furnish to each Portfolio:

                           - The services of personnel to supervise and perform all administrative, clerical, recordkeeping and bookkeeping services of the Fund;

                           - To the extent agreed upon by the parties hereto from time to time, monitor and verify Investors Bank & Trust Company's daily calculation of net asset values;

                           - Preparation and filing of all returns and reports in connection with federal, state and local taxes;

                           - Shareholder relations functions, including preparation of notices to shareholders;

                           - Regulatory reporting and compliance, including preparation of any required amendments, supplements or renewals of registration statements, qualifications or prospectuses under the Securities Act of 1933 and the securities laws of any states or territories subsequent to the effectiveness of the initial registration statement under the Securities Act of 1933;

                           - All other matters relating to the operation of the Portfolios, other than investment management and distribution functions;

                           -        Supervise and coordinate the Fund's
                                    custodian and its dividend disbursing agent and monitor their service to each Portfolio;

                           - Assist each Portfolio in preparing reports to shareholders; and

                           - Provide office space, telephones and other office equipment as necessary in order for ATFS



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                                    to perform administrative services to the
                                    Fund and described herein.

                           2. OBLIGATIONS OF EACH PORTFOLIO OF THE FUND. Each Portfolio shall have the following obligations under this Agreement:

                                    (a)      to provide ATFS with access to all
                                             information, documents and records
                                             of and about each Portfolio that
                                             are necessary for ATFS to carry
                                             out the performance of its duties
                                             under this Agreement;

                                    (b)      to furnish ATFS with a certified
                                             copy of any financial statement or
                                             report prepared for any Portfolio
                                             by certified or independent public
                                             accountants, and with copies of
                                             any financial statements or
                                             reports made by such Portfolio to
                                             its shareholders or to any
                                             governmental body or securities
                                             exchange; and

                                    (c)      to reimburse ATFS for the services
                                             performed by ATFS pursuant to
                                             Section 1 of this Agreement during
                                             its terms, on a costs incurred
                                             basis. ATFS shall be responsible
                                             for providing all personnel,
                                             materials, and other resources
                                             necessary in order for ATFS to
                                             perform its obligations under
                                             Section 1 of this Agreement. The
                                             Fund will in turn reimburse ATFS
                                             for the expense of such personnel,
                                             materials, and other resources by
                                             paying to ATFS an amount equal to
                                             the cost of such personnel,
                                             materials and other resources, as
                                             incurred by ATFS in a calendar
                                             month, within fifteen calendar
                                             days following the end of such
                                             calendar month. In the event that
                                             this Agreement shall be effective
                                             for only part of a calendar month,
                                             the amount to be paid by the Fund
                                             to ATFS with respect to such
                                             calendar month will be based on
                                             costs incurred during the term of
                                             effectiveness. Expenses reimbursed
                                             by the Fund pursuant to this
                                             Section 2(c) shall be paid by each
                                             Portfolio in relative proportion
                                             to the net asset value of each
                                             Portfolio.

                           3. INVESTMENT COMPANY ACT COMPLIANCE. In performing services hereunder, ATFS shall at all times comply with applicable provisions of the Investment Company Act of 1940, as amended (the "1940 Act") and any other federal or state securities laws. In addition, and without limiting the foregoing, this Agreement is subject to the 1940 Act and rules thereunder; to the extent that any provision of this Agreement would require a party to take any action prohibited by the 1940 Act and rules thereunder, or would preclude an party from taking any action required by the 1940 Act and rules thereunder, then it is the intention of the parties hereto that such provision shall be enforced only to the extent permitted under the 1940 Act and rules thereunder; and that all other provisions of this Agreement shall remain valid and enforceable as if the provision at issue had never been a part hereof.

                           4. RECORDS. ATFS recognizes and agrees that, pursuant to Rule 31a-3 under the 1940 Act, records required to be maintained by the Fund pursuant to Rule 31a-1 and/or Rule 31a-2 under the 1940 Act that are maintained by ATFS, for and on behalf of the Fund, are the property of the Fund; shall be maintained, updated, preserved, and made available in accordance with the 1940 Act and rules thereunder; and will be surrendered promptly to the Fund upon request.

                           5.       TERM AND TERMINATION.

                                    (a)      This Agreement shall continue in
                                             effect until terminated pursuant
                                             to provisions hereof.

                                    (b)      This Agreement may be terminated
                                             at any time, without penalty, by
                                             the Fund by giving 60 days'
                                             written notice of such termination
                                             to ATFS at its principal place of
                                             business; or may be terminated at
                                             any time by ATFS by giving 60
                                             days' written notice of such
                                             termination to the Fund at its
                                             principal place of business.

                           6. AMENDMENTS. This Agreement may be amended only by written instrument signed by the parties hereto.


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                           7.       PRIOR AGREEMENTS. This Agreement supercedes
                                    all prior written agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



ATTEST:                               IDEX MUTUAL FUNDS


By: /s/ John K. Carter                By: /s/ Brian C. Scott
   -------------------                   --------------------
Name:   John K. Carter                Name:    Brian C. Scott
Title:  Vice President, Secretary     Title:   President and Chief Executive
        And General Counsel                    Officer



ATTEST:                               AEGON/TRANSAMERICA FUND SERVICES, INC.


By: /s/ John K. Carter                By: /s/ Brian C. Scott
   -------------------------------       --------------------
Name:   John K. Carter                Name:    Brian C. Scott
Title:  Vice President, Secretary     Title:   President and Chief Executive
        And General Counsel                    Officer










O:\Tpeplowski\Agreements\Administrative Services\admin.svcs.agmt_IDEX.doc